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Ameriana News Release



           Ameriana Bancorp
          2118 Bundy Avenue
                 P.O. Box H
        New Castle, Indiana     Contact:  Jerome J. Gassen
                 47362-1048               President and Chief Executive Officer
765-529-2230/1-800-487-2118               (765) 529-2230

            AMERIANA BANCORP SUBSIDIARY, AMERIANA BANK AND TRUST, SB
                   NAMES TWO NEW COMMERCIAL LENDING OFFICERS

NEW CASTLE, Ind. (August 16, 2006) - Ameriana Bancorp (NASDAQ:ASBI) today announced that its wholly owned subsidiary, Ameriana Bank and Trust, SB, has expanded its commercial lending department with the hiring of two new lending officers. Timothy M. Ogburn and Stephen L. Kaiser have been added to the commercial lending department as Vice Presidents. Both will be headquartered at Ameriana Bank and Trust's Commercial Lending Center in Avon, Indiana.

      Ogburn (age 41) is a founder and director of Symphony Bank in Indianapolis, a de nova bank that opened in June 2005. There he has served as Executive Vice President and Chief Lending Officer and was responsible for all new business development. Prior to that, he was Vice President, Commercial Real Estate Relationship Manager for Fifth Third Bank in Evansville, Indiana, was Senior Vice President, Client Development Officer for Paragon Commercial Bank in Raleigh, North Carolina, and served as First Vice President, Commercial Loan Officer for Central Carolina Bank in Raleigh, North Carolina. Ogburn began his banking career with Wachovia Bank in Asheville, North Carolina. Ogburn earned a B.A. in Economics from the University of North Carolina at Chapel Hill and is a graduate of the Graduate School of Banking of the South at Louisiana State University. He serves on the boards of directors of the Evansville Housing Trust Fund and the Buffalo Trace Council of the Boy Scouts of America.

      Kaiser (age 52) most recently served as Vice President/Commercial Lender for Hendricks County Bank & Trust Company in Brownsburg, Indiana, where he managed the Plainfield office and a staff of 11. Prior to that, Kaiser was Vice President/Commercial Loan Officer at the Plainfield office of Bank One, Indianapolis. He began his banking career with Huntington National Bank (formerly First National Bank of Danville), ultimately rising to the position of branch manager and Assistant Vice President. Kaiser earned a B.A. degree from Indiana University and received additional bank-related training from the University of Indianapolis and Bank One.

      Commenting on the additions to the Commercial Lending team, Jerome J. Gassen, President and Chief Executive Officer, said, "For more than a year, we have worked diligently on a broad plan to reorient our business toward a community bank model and expand the expertise of our organization with a view toward strengthening our ability to sustain a higher level of performance and profitability. To this end, we have redoubled our efforts to build our commercial lending business, adding a senior lender last year and separating credit administration from lending to promote improved credit quality. These steps already have produced clear benefits for us, as seen in a year-over-year increase in our loan portfolio of almost 15% or $28,338,000 at June 30, 2006, which was driven primarily by commercial lending.

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ASBI Expands Commercial Lending Department
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August 16, 2006


      "Now, with the appointments of Tim Ogburn and Steve Kaiser to our Commercial Lending Department, these efforts take on added momentum," Gassen added. "These gentlemen bring a combined total of more than 40 years of experience to our department, much of it directly involved with commercial lending, and they are well known in the Indianapolis area. We expect their skills, experience and knowledge of the Avon business community will add immensely to our commercial lending capabilities and the continuing progress we hope to achieve in building this department."

      Ameriana Bancorp is a bank holding company. Through its wholly owned subsidiary, Ameriana Bank and Trust, SB, the Company offers an extensive line of banking services and provides a range of investments and securities products through banking centers in the central Indiana area. Ameriana owns Ameriana Insurance Agency, a full-service insurance agency, and has interests in Family Financial Holdings, Inc. and Indiana Title Insurance Company. Ameriana Financial Services offers securities and insurance products through Linsco/Private Ledger.

       This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

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